                    DREYFUS TRUST AGREEMENT


THIS TRUST AGREEMENT is made by and between the Employer whose name is set forth on the attached adoption agreement
(the "Adoption Agreement") and the person designated as Trustee in the Adoption Agreement (the "Trustee").

                          WITNESSETH:

WHEREAS, the Employer has adopted the qualified employee retirement plan described in the Adoption Agreement (the "Plan") for the exclusive benefit of its employees who are participants in such Plan (collectively the "Participants" and individually a "Participant") and their beneficiaries; and

WHEREAS, the Employer desires to appoint the Trustee as a "nondiscretionary trustee" (within the meaning of Section VI(g) of Prohibited Transaction Class Exemption 77-9 under
Section 408(a) of the Employee Retirement Income Security Act of
1974, as amended ("ERISA")) for the limited purposes hereinafter set forth; and

WHEREAS, the Trustee desires to act as such a nondiscretionary trustee of the Plan for the limited purposes hereinafter set forth;

NOW, THEREFORE, the Employer hereby establishes a fund with the Trustee that shall be held, managed and controlled by the Trustee without distinction between principal and income (the "Trust Fund") upon the terms and conditions hereinafter set forth:


                           ARTICLE 1
                   CONCERNING THE TRUST FUND

Section 1.1. The Plan, this Trust Agreement and the Trust Fund created hereunder are intended to meet all the applicable requirements of Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (the "Code") and ERISA.
The Employer assumes full responsibility to establish and maintain the Plan as a plan meeting the qualification requirements of Section 401(a) of the Code and hereby agrees to notify the Trustee promptly in the event of any change in such qualified status. Copies of all documents related to the Plan including, without limitation, the Plan, amendments to the Plan
      and the most recent determination letter received from the
Internal Revenue Service with respect to the Plan, upon request will be provided to the Trustee by the Employer.

Section 1.2. The Employer certifies and represents to the Trustee that there are no duties imposed on the Trustee under the terms of the Plan that are not consistent with the provisions of this Trust Agreement.

Section 1.3. The Trustee agrees to accept contributions that are paid to it by the Employer (as well as rollover contributions and transfers from other qualified retirement plans) in accordance with the terms of the Plan. The Trustee shall be entitled to rely upon the determination of the fiduciary named in the Plan as having the authority to control and manage the administration of the Plan (the "Committee") that all assets received by the Trustee are properly contributed or transferred in accordance with the terms of the Plan. Such contributions shall be in cash or in such other form that may be acceptable to the Trustee.
All contributions received by the Trustee and all other receipts of the Trustee, whether by way of dividends, interest or otherwise, for the account of the Trust Fund shall be held, managed and controlled by the Trustee pursuant to the terms of this Trust Agreement without distinction between principal and income and may be commingled, and held and invested and, with all disbursements therefrom, accounted for by the Trustee, as a single fund. The Employer hereby agrees that the Employer and the Committee shall have the exclusive responsibility, and the Trustee shall not have any responsibility or duty under this Trust Agreement, to determine whether the amount, timing and type of any contribution by the Employer or any Participant is in accordance with the terms of the Plan or applicable law, or for the collection of any contributions under the Plan.

Section 1.4. The Trustee, solely from assets held in the Trust Fund, shall make payments in such amounts and for such proper purposes as may be specified in the Committee's Directions
(as defined in Section 2.1 herein). The Employer hereby agrees that the Committee shall have the exclusive responsibility, and the Trustee shall not have any responsibility or duty, under this Trust Agreement for determining that the Committee's Directions are in accordance with the terms of the Plan and applicable law, including without limitation, determining the amount, timing or method of payment or the identity of each person to whom such payments shall be made. The Trustee shall have no responsibility or duty to determine the tax effect of any payment or to see to the application of any payment.

      Section 1.5.  The Trustee shall have no duties or
obligations with respect to the Trust Fund unless such duties or obligations have been specifically undertaken by the Trustee by the express terms of the Trust Agreement.


                          ARTICLE II
           INVESTMENT AND ADMINISTRATION OF THE FUND

Section 2.1.1. In accordance with the provisions of ERlSA, the Trustee shall have exclusive authority and discretion to manage and control the Trust Fund; provided, however, that the Trustee's authority and discretion with respect to the Trust Fund shall at all times be subject to the proper, written directions of the Committee which are made in accordance with the terms of the Plan and which are not contrary to ERISA (the "Committee's Directions"). The Trustee shall be entitled to rely entirely on the Committee's Directions, shall be under no duty to determine or make inquiry whether the Committee's Directions received by it are in accordance with the provisions of the Plan or applicable law, and shall have no liability and shall be fully indemnified by the Employer for any action taken in accordance with, or any failure to act in the absence of, the Committee's Directions.

Section 2.1.2. If the Committee advises the Trustee that the Plan provides for individual accounts and permits each Participant to direct the investment of the assets in the Participant's account, then, pursuant to the Committee's Directions, the Trustee shall invest the assets in such account among the investment options established pursuant to Section 2.3 as directed by each such Participant in accordance with such procedures as are acceptable to the Trustee. If such procedures include the effecting of exchanges among the investment options established pursuant to Section 2.3 or otherwise directing the investment of the assets allocated to a Participant's account by use of the telephone system maintained for such purpose by the trustee or its agent, the Trustee shall be entitled to rely on any telephonic direction from any person representing himself or herself to be a Participant directing the investment of assets in his or her account. The Trustee shall be entitled to rely entirely on Participants' directions, shall be under no duty to determine or make inquiry whether Participants' directions are in accordance with the provisions of the Plan or applicable law, and shall have no liability and shall be fully indemnified by the Employer for any action taken in accordance with, or any failure to act in the absence of, Participants' directions.

Section 2.2 The Committee shall have authority and discretion to select the nature and amount of the investments to be made
      under the Plan. The Trustee shall invest, reinvest and dispose of the assets comprising the Trust Fund in accordance with the Committee's Directions. The Committee shall exercise such authority and discretion solely in the interest of the Participants and their beneficiaries and (1) for the exclusive purpose of (a) providing benefits to the Participants and their beneficiaries and (b) defraying reasonable expenses of administering the Plan, (2) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, (3) by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so and
(4) in accordance with the terms of the Plan and with applicable law. The Trustee shall have no duty hereunder to review the investments held in the Trust Fund. The Trustee shall not make suggestions or otherwise render investment advice to the Committee or any Participant with respect to investment, reinvestment, or disposition of assets held in the Trust Fund.

Section 2.3. Except to the extent required under applicable law, the authority and discretion of the Trustee with respect to the Trust Fund shall be limited to the following nondiscretionary powers which shall be exercised solely in accordance with the Committee's Directions or, to the extent provided in
Section 2.1.2, the directions of Participants:

      (a) To open and maintain accounts for the Plan, and to the extent that the Plan is a "defined contribution plan"
           (within the meaning of Section 3(34) of ERISA), individual accounts for each of the Participants.

      (b) To receive contributions from the Employer and to credit contributions made by the Employer to the individual accounts of Participants established pursuant to paragraph (a) above.

      (c) To invest contributions made by the Employer and other assets of the Plan in shares of any investment company sponsored, managed, advised, administered or distributed by The Dreyfus Corporation or any of its affiliates (the "Dreyfus Funds") in equity securities issued by the Employer or an affiliate which are publicly traded and which are "qualifying employer securities" within the meaning of Section 407(d)(5) of ERISA ("Employer Stock"), in any collective investment fund maintained by a bank or trust company as a "group trust" for the collective investment of employee
                 benefit plans qualified under Section 401(a) of
           the Code, and such other investments as may be acceptable to the Trustee and as agreed to in writing by Dreyfus Service Corporation ("Sponsor") and the Committee (the Dreyfus Funds and such other investments shall be collectively referred to as the "Investments"); and to reinvest dividends and other distributions in the Dreyfus Funds or other Investments provided, however, that if the Plan is established pursuant to one of the Sponsor's prototype plan documents, investments shall be subject to such investment limitations or minimum requirements for investments in Dreyfus Funds as may be imposed by the Sponsor. The Employer hereby agrees that the Trustee shall not be restricted in making such investments to investments that are authorized by governing state laws (as determined under Section 9.5) for the investment of trust funds. If Plan assets are invested in any group trust, the terms of the group trust agreement or other governing document are hereby incorporated by reference and made a part of the Trust Agreement as long as the group trust remains exempt from taxation under Section 501(a) of the Code. The Trustee shall not be responsible in any way respecting the form, terms, payment provisions or issuer of any insurance contract which it is directed to purchase and/or hold to provide for the payment of benefits, or for performing any functions under any such insurance contract which it may be directed to purchase and/or hold as contract holder thereunder (other than the execution of any documents incidental thereto and transfer or receipt of funds thereunder in accordance with the Committee's Directions).

      (d) To redeem, transfer or exchange shares of the Dreyfus Funds, to sell, exchange, convey, transfer or otherwise dispose of any other Investments; and to make, execute and deliver to the purchasers thereof good and sufficient legal documents of conveyance therefore, and all assignments, transfers and other legal instruments, either necessary or convenient for passing the title and ownership of the Investments, and no person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or disposition.

      (e) To make distributions from the Trust Fund to Participants and their beneficiaries.

      (f) To deliver notices, prospectuses and proxy statements to Participants or to the Employer, and to vote in person or by proxy with respect to any securities held by the Trust Fund in accordance with the written directions of the Committee or of the Participants, as the case may be; and in accordance with such power, to exercise subscription, conversion and other rights and options and to take action or refrain from taking any action with respect to any reorganization, consolidation, merger, dissolution or other recapitalization or refinancing to the extent that the exercise of such rights and options or the taking or refraining from such actions may be deemed by the Trustee to be necessary or proper to protect the best interests of the Trust Fund.

      (g) To maintain records of contributions, investments, distributions and other transactions, and to report such transactions to the Employer or such other persons as may be designated by the Employer.

      (h)  To make necessary filings with the Internal Revenue
           Service, the Department of Labor and other governmental agencies.

      (i) To hold any part of the Trust Fund in cash or cash balances.


      (j) To hold custody of the assets of the Plan; and with respect to any such assets held in custody by the Trustee, to cause any investment of the Trust Fund to be registered in the name of the Trustee or the name of its nominee or nominees or to retain such investment unregistered or in a form permitting transfer by delivery, provided that the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund.

      (k) To apply for, purchase, hold or transfer any life insurance, retirement income, endowment or annuity contract.

      (l) To consult and employ any suitable agent(s) to act on behalf of the Trustee and to contract for legal, accounting, clerical and other services deemed necessary by the Trustee to administer the Trust Fund according to the terms of this Trust Agreement and the instructions of the Committee.

      (m) To make loans from the Trust Fund to Participants in amounts and on terms approved by the Committee; and Employer hereby agrees that the Committee shall have the sole responsibility, and the Trustee shall not have any duty or responsibility, for computing and collecting any loan repayments required to be made under the Plan.

      (n) To pay from the Trust Fund all taxes imposed or levied with respect to the Trust Fund or any part thereof under existing or future laws, and to contest the validity or amount of any tax, assessment, claim or demand respecting the Trust Fund or any part thereof.

      (o) To pay out of the Fund (i) all brokerage fees and transfer tax expenses and other expenses incurred in connection with the sale or purchase of investments,
           (ii) the Trustee's compensation and (iii) all other expenses of administering the Plan and the Trust Fund including, without limitation, any payments authorized by Section 1.4 of this Agreement, unless promptly paid to the Trustee, or otherwise, by the Employer.

      (p) To do all such acts, and to exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary or proper to carry out any of the nondiscretionary powers set forth herein or otherwise in the best interests of the Trust Fund and required by applicable law.

Section 2.4. Investments in Employer Stock shall be subject to the following notwithstanding any other provision in this Trust
Agreement:

      (a) In accordance with the Committee's Directions, the Trust Fund may be invested in Employer Stock without regard to the ten percent (10%) limitation with respect to the acquisition and holding of employer securities set forth in Section 407(a)(2) of ERISA if the Plan qualifies as an "eligible individual account plan" under Section 407(d)(3) of ERISA.

      (b) The Committee shall be responsible for determining the appropriateness under the fiduciary responsibility and other applicable provisions of ERISA of acquiring and holding Employer Stock. The Trustee shall not be liable for any loss, or by reason of any breach, which arises from following directions with respect to the acquisition and holding of Employer Stock.

      (c) Subject to the provisions of Section 2.4(d), the Trustee shall purchase and sell Employer Stock in accordance with such procedures and guidelines as annexed hereto as Schedule A.

      (d) At the Committee's Directions, the Trustee shall purchase or sell Employer Stock on the open market or from or to the Employer. In addition, the Employer may contribute Employer Stock in lieu of cash to the Trust Fund. In the event the Trustee uses one of its affiliates to effect the purchase or sale of Employer Stock, the Trustee and such affiliate shall comply with the provisions of Prohibited Transaction Class Exemption 86-128. In the event that the Committee directs the Trustee to use a particular broker or dealer to effect the purchase or sale of Employer Stock, the Committee shall represent to the Trustee that such direction (i) is for the exclusive benefit of Participants and Beneficiaries of the Plan, and
           (ii) shall not constitute, or cause the Trust Fund to be engaged in, a "prohibited transaction as defined in
           Section 406 of ERISA. In the event the Trustee purchases or sells Employer Stock from or to the Employer, such purchase or sale shall be for "adequate consideration" as defined in Section 3(18) of ERISA and no commission shall be charged. In the event that the Employer contributes Employer Stock in lieu of cash to the Trust Fund, such transfer shall be for "adequate consideration" as defined in Section 3(18) of ERISA and no commission shall be charged.

      (e) The Employer represents and warrants that it has filed and will file with the Securities and Exchange Commission and with all applicable state agencies or authorities all required registration statements relating to shares of Employer Stock and other interests which may be issued under the Plan. The Employer acknowledges that it is and shall be responsible for, and that the Trustee shall not be responsible for, preparing or filing such registration statements or for the accuracy of statements contained therein, or for preparing or filing any other reports, statements or filings required under federal or state securities laws with respect to the Trust Fund's investment in Employer Stock.

      (f) The Employer shall provide the Trustee with a copy of all proxy solicitation materials proposed to be sent to stockholders at least (7) days before the materials
                 are sent to stockholders or if the issuer of
           Employer Stock held in the Trust Fund files preliminary proxy solicitation materials with the Securities and Exchange Commission, the Employer shall cause a copy of all materials to be simultaneously sent the Trustee. The Trustee, in its discretion, may prepare or amend any proxy voting form sent to Participants. The Trustee shall determine which of the procedures set forth in subparagraph (f)(i) or subparagraph (f)(ii) are to be followed in sending proxy solicitation materials, including any amended or supplemental materials, to Participants.

           (i) The Trustee shall provide the Employer or its designee with mailing labels and proxy labels for each Participant to whose account shares of Employer Stock (both vested and non-vested) are credited. Proxy labels so provided shall indicate the number of shares (including fractional interests in shares) of Employer Stock credited to each Participant's account (both vested and non-vested). At the time of mailing of notice of each annual or special stockholders' meeting of the issuer of Employer Stock, the Employer or its designee shall cause a copy of the notice, all proxy solicitation materials, and all other materials to be sent to stockholders to be sent to each affected Participant. The Employer shall provide the Trustee with a copy of all materials provided to Participants and shall certify to the Trustee that the materials have been mailed or otherwise sent to each affected Participant.

           (ii) The Employer shall provide the Trustee with such quantities of the notice of meeting, all proxy solicitation materials and all other materials to be sent to stockholders as may be requested by the Trustee. At the time of mailing of notice of each annual or special stockholders' meeting of the issuer of the Employer Stock, the Trustee or its designee shall send a copy of such materials and a voting instruction form prepared by the Trustee to each affected Participant.

The proxy voting form shall be returnable to the Trustee or its designee. Each Participant shall be entitled to direct the Trustee by means of the proxy voting form as to the voting of
      shares (including fractional interests in shares) of
Employer Stock credited to such Participant's account (both vested and non-vested). Upon timely receipt of the proxy voting form, the Trustee shall vote the shares of Employer Stock as instructed. Instructions received by the Trustee from Participants shall be held by the Trustee in strict confidence and shall not, except as may be required by law, be divulged or released to any person including officers or employees of the Employer or members of the Committee; provided, however, that the Trustee may advise the Employer, upon request, of the total number of votes that have been cast with respect to a particular issue. The Trustee shall not make recommendations to Participants on whether to vote or how to vote shares of Employer Stock. The Trustee shall not vote shares of Employer Stock credited to a Participant's account for which it has not received instructions from the Participant. The Trustee shall not be obligated to solicit a response from Participants from whom it has not received instructions. The Trustee shall vote shares of Employer Stock not credited to Participants' accounts in the same proportion on each issue as it votes those shares credited to Participants' accounts for which it received voting instructions from Participants.

      (g) In the event of a tender or exchange offer for any Employer Stock held in the Trust Fund, the Trustee shall use its best efforts to distribute or cause to be distributed to each affected Participant in a timely manner all information and materials that are distributed to the stockholders of the issuer of the Employer Stock in connection with the offer and directions as to how the Participant may instruct the Trustee whether or not to tender or exchange the Employer Stock credited to the Participant's account (both vested and non-vested). Alternatively, the Trustee may agree that the notification of Participants and distribution of the information, materials and directions described above are to be effected by the Employer or its designee. In such event, the Employer shall provide the Trustee with a copy of all information, materials and directions provided to Participants and shall certify to the Trustee that the information, materials and directions have been mailed or otherwise sent to each affected Participant. The Trustee, in its discretion, may prepare or amend any instruction form sent to Participants. Instructions shall be returnable to the Trustee or its designee. Each Participant shall be entitled to direct the Trustee to tender or exchange shares (including fractional interest in shares) of Employer Stock credited to such Participant's account
                 (both vested and non-vested). Upon timely
           receipt of instructions, the Trustee shall act with respect to Employer Stock as instructed. Instructions received by the Trustee from Participants shall be held by the Trustee in strict confidence and shall not, except as may be required by law, be divulged or released to any person including officers or employees of the Employer or members of the Committee; provided, however, that the Trustee may advise the Employer, upon request, of the total number of shares of Employer Stock that have been tendered or exchanged. The Trustee shall not make recommendations to Participants on whether to tender or exchange. The Trustee shall not tender or exchange shares of Employer Stock credited to a Participant's account for which it has not received instructions from the Participant. The Trustee shall not be obligated to solicit a response from Participants from whom it has not received instructions. The Trustee shall tender or exchange that number of shares of Employer Stock not credited to Participants' accounts which is determined (after giving effect to the withdrawal of any shares of Employer Stock before the expiration of the offer or any earlier date set by the Trustee) by multiplying the total number of shares of Employer Stock not credited to Participants' accounts by a fraction of which the numerator is the number of shares of Employer Stock credited to Participants' accounts for which the Trustee has received instructions from Participants to tender or exchange and of which the denominator is the total number of shares of Employer Stock credited to Participants' accounts. A Participant who has instructed the Trustee to tender or exchange shares of Employer Stock credited to such Participant's account may, at any time prior to the expiration of the offer or any earlier date set by the Trustee, instruct the Trustee to withdraw a specified number of shares from the offer. A Participant shall not be limited as to the number of instructions that the Participant may give to the Trustee. If a Participant instructs the Trustee to tender or exchange shares of Employer Stock credited to the Participant's account, the Trustee shall credit to each account of such Participant from which the shares were taken the consideration received by the Trustee for the shares of Employer Stock tendered or exchanged from that account. Pending receipt of Committee Directions or, to the extent provided in Section 2.1.2 of the Trust Agreement, instructions from the Participant as to the investment
                 of such proceeds, the Trustee shall invest any
           cash consideration in such money market mutual fund as is designated in writing by the Committee.

      (h) For purposes of this Section 2.4, the number of shares of Employer Stock deemed "credited" to a Participant's account shall be determined as of the last preceding valuation date for which an allocation has been completed and Employer Stock has actually been credited to Participants' accounts. The Trustee may, in its discretion, require a special valuation of Participant accounts and crediting of Employer Stock.

      (i) In the event that the Trustee, in its discretion, determines that time constraints make it unlikely that Participant voting or tender or exchange instructions can be received in a timely fashion, the Trustee shall notify the Committee and the Committee or its designee shall be responsible for such matter, and the Trustee shall vote proxies or respond to a tender or exchange offer in accordance with the Committee's Directions.


      (j) All costs incurred by the Trustee in handling proxy and tender or exchange offer matters, including without limitation all costs associated with the printing and mailing of Participant instruction forms and other materials and attorneys' fees, shall be expenses of the Trust Fund within the meaning of
           Section 6.1 of the Trust Agreement.


                          ARTICLE III
                  DUTIES AND RESPONSIBILITIES

Section 3.1.1. The Trustee shall discharge its duties and responsibilities under this Trust Agreement solely in the interest of Participants and their beneficiaries, and

      (a) for the exclusive purpose of providing benefits to the Participants and their beneficiaries and defraying the reasonable expenses of administering the Plan;

      (b) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

Section 3.1.2. In the event that the Employer designates The Dreyfus Trust Company ("The Trust Company") as the Trustee in the Adoption Agreement hereto, and the Trustee has been designated as an additional Trustee for the Plan, The Trust Company as Trustee shall have no responsibilities other than as set forth herein, and this Trust Agreement shall constitute a supplemental trust agreement. The duties of The Trust Company shall be limited to assets held in the Trust Fund, and The Trust Company shall have no duties with respect to assets held by any other person including, without limitation, any other trustee for the Plan. The Employer hereby agrees that The Trust Company shall not serve as, and shall not be deemed to be, a co-trustee under any circumstances.

Section 3.1.3.  Subject to the limitations set forth in Section
3.1.2 herein, in the event that more than one individual Trustee has been designated in the Adoption Agreement, the action of such individual Trustees shall be determined by vote of the majority of such individual Trustees; provided, however, that any one of such individual Trustees may execute any applications for insurance or annuity contracts provided for herein and documents necessary for the exercise of ownership rights thereunder and may perform other such ministerial acts; and further provided, that the Trustees may enter into an agreement allocating among themselves specific responsibilities, obligations band duties.

Section 3.1.4. The Trustee shall be solely responsible for its own acts and omissions. The Trustee shall have no duty to question, or otherwise inquire into, the performance of another fiduciary with respect to duties allocated to such other fiduciary under the Plan. The Trustee shall not be responsible for the breach of any other such fiduciary unless the Trustee
(i) participates knowingly in, or knowingly undertakes to conceal, an act or omission of such other fiduciary, knowing such act or omission is a breach, (ii) has actual knowledge of a breach by such other fiduciary and fails to make reasonable effort under the circumstances to remedy the breach or (iii) has failed to perform its own specific fiduciary duties and thereby has enabled another fiduciary to commit a breach.

Section 3.2. The Trustee shall keep full and accurate records of all receipts, investments, disbursements and other transactions hereunder, including such specific records as may be agreed upon in writing between the Company, the Committee and the Trustee. All such records shall be open to inspection during the Trustee's normal business hours by any authorized representative of the Employer or the Committee upon reasonable prior notice to the Trustee.

Section 3.3. Within 90 days after the end of each Plan Year, as that term is defined in the Plan, or within 90 days after its removal or resignation, or the termination of the Plan or this Trust Agreement, the Trustee shall file with the Committee a written account of the administration of the Trust Fund showing all transactions effected by the Trustee subsequent to the period covered by the last such accounting, if any, to the end of such Plan Year or date of such removal or resignation, or the termination of the Plan or this Trust Agreement, and all property held at its fair market value at the end of the accounting period. Upon approval of such accounting by the Committee, neither the Employer nor the Committee shall be entitled to any further accounting by the Trustee. The Committee shall approve such accounting by written notice of approval delivered to the Trustee or by failure to express objection to such accounting in writing delivered to the Trustee within 60 days from the date on which the accounting is mailed to the Committee and, in either case, the Trustee shall be forever released and discharged from all liability and accountability with respect to the propriety of its acts and transactions as to which the Committee shall within such 60 day period file with the Trustee no such written objections.

Section 3.4. The Trustee may from time to time consult with counsel and shall be entitled to rely entirely upon the advice of counsel with respect to any act or omission.

Section 3.5. In the event of any disagreement resulting in conflicting instructions to, or adverse claims or demands upon, the Trustee with respect to payments or instructions, the Trustee shall be entitled, at its option, to refuse to comply with any such instruction, claim or demand so long as such disagreement shall continue, and in the exercise of such refusal, the Trustee may elect not to make any payment or other disposition of assets held pursuant to this Trust Agreement. The Trustee shall not be or become liable in any way for its failure or refusal to comply with any such conflicting instructions or adverse claims or demands, and it shall be entitled to continue to refrain from acting until such conflicting or adverse instructions, claims or demands (a) shall have been adjusted by agreement and it shall have been notified in writing therefor or (b) shall have been finally determined in a court of competent jurisdiction.

Section 3.6. The Trustee shall not, by act, delay, omission or otherwise, be deemed to have waived any right or remedy it may have either under this Trust Agreement or generally, and no waiver shall be valid unless it is contained in a written instrument signed by the Trustee and only to the extent expressly set forth therein. A waiver by the Trustee under the terms of
      this Trust Agreement shall not be construed as a bar to, or waiver of, the same or any other such right or remedy that it would otherwise have on any other occasion.

Section 3.7. The Trustee will not be compelled to do any act under this Trust Agreement or to take any action toward the execution or enforcement of the Trust Fund created hereunder or to prosecute or defend any suit in respect thereof, unless indemnified by the Employer to its satisfaction against any loss, costs, liability and expense; and the Trustee will be fully indemnified by the Employer for any liability or obligation to any person that results from any failure on the part of the Employer or the Committee to perform any of their respective obligations under the Plan or under the terms of this Trust Agreement, or for any error or omission whatsoever on the part of the Committee or the Employer.

Section 3.8. Unless resulting from the Trustee's own gross negligence or willful misconduct, the Employer shall indemnify the Trustee and save it harmless from, against, for and in respect of any and all damages, losses, obligations, liabilities, liens, deficiencies, costs and expenses (including, without limitation, attorney's fees and other costs and expenses incident to any suit, action, investigation, claim or proceedings) suffered, sustained, incurred or required to be paid by the Trustee in connection with the Plan or this Trust Agreement. The provisions of this Section 3.8 shall survive termination of this Trust Agreement.


                          ARTICLE IV
PROHIBITION OF DIVERSION

Section 4.1. Except as provided in Section 4.2 herein, at no time prior to the satisfaction of all liabilities with respect to Participants and their beneficiaries under the Plan shall any part of the corpus or income of the Fund be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their beneficiaries, or for defraying reasonable expenses of administering the Plan.

Section 4.2.1. Notwithstanding the provisions of Section 4.1, but subject to the provisions of Section 4.2.2 herein, contributions made by the Employer under the Plan shall be returned to the Employer under the following conditions and only as the Trustee is instructed in writing by the Committee:

      (a) If a contribution is made by mistake of fact, such contribution shall be returned to the Employer within one year of the payment of such contributions;

      (b) To the extent that contributions to the Plan are specifically conditioned upon their deductibility under the Code, and a deduction is disallowed for any such contribution, it shall be returned to the Employer within one year after the disallowance of the deduction; and

      (c) To the extent that contributions to the Plan are specifically conditioned on initial qualification of the Plan under the Code, and the Plan is determined to be disqualified, contributions made in respect of any period subsequent to the effective date of such disqualification shall be returned to the Employer within one year after the date of denial of qualification, provided that the Employer makes timely application to the Internal Revenue Service for a determination of the qualified status of the Plan.

Section 4.2.2. Notwithstanding the provisions of Section 4.2.1. herein, no contribution shall be returned to the Employer unless and until the Employer has delivered to the Trustee an opinion of counsel satisfactory to the Trustee, stating that the return of any such contribution is permitted under the terms of the Plan and applicable law. Earnings attributable to any contributions returned to the Employer under Section 4.2.1 and this Section shall not be returned to the Employer, but losses attributable to such contributions shall reduce the amount to be so returned.

                           ARTICLE V
           COMMUNICATION WITH COMMITTEE AND THE EMPLOYER

Section 5.1. Except as otherwise specifically provided herein, any action by an Employer that is a corporation pursuant to any of the provisions of this Trust Agreement shall be evidenced by
(1) a resolution of its board of directors (the "Board") certified to the Trustee over the signature of its Secretary or Assistant Secretary or other duly authorized agent under the corporate seal, if any, or (2) by appropriate written authorization of any person or committee to which the Board has delegated the authority to take such action. Any action by an Employer that is a partnership or a sole proprietorship shall be evidenced by a written certification of a general partner of the partnership or the sole proprietor, as the case may be. The Trustee shall be entitled to rely entirely on, and shall be fully indemnified by the Employer for acting in accordance with, any such resolution, certification or other authorization.

Section 5.2. The Employer shall provide to the Trustee a certificate, signed by an authorized officer of the Employer, that contains (a) the name, (b) specimen signature and (c) a description of the specific powers and duties, of each member of the Committee. The Employer shall give prompt written notice of any change in the identity, powers or duties of any member of the Committee, and the Trustee shall be entitled to rely entirely on its failure to receive such notice as a certification of the Employer that a designated member of the Committee and such member's duties and powers have not been changed. The Trustee shall have no duty to inquire into the qualifications of any member of the Committee.

Section 5.3. The Committee's Directions shall be communicated to the Trustee in a certificate that sets forth the action of the Committee, signed by the person then acting as Chairman or Secretary of the Committee, or in a written statement signed by any two or more members of the Committee or any person or agent designated to act on behalf of the Committee. Such person or agent shall be so designated either under the provisions of the Plan or in a certificate by the Committee that contains
(a) the name, (b) specimen signature and (c) a description of the specific powers and duties of each such person or agent.
The Committee shall give prompt written notice of any change in the identity, powers and duties of any such person or agent, and the Trustee shall be entitled to rely entirely on its failure to receive such notice as a certification of the Committee that the identity, powers and duties of such person or agent have not been changed.

      Section 5.4.  The Trustee shall have no liability hereunder for any action taken in good faith in reliance upon any instructions, directions, certifications and communications believed by the Trustee to be genuine and to have been signed or communicated by the proper person.


                          ARTICLE VI
               TRUSTEE'S COMPENSATION; EXPENSES

Section 6.1. The Trustee shall receive reasonable compensation for its services in accordance with its schedule of compensation in effect when such services are rendered. The Trustee may amend the schedule from time to time, which amendment shall become effective no earlier than 30 days after written notice is sent to the Employer. The Trustee shall also be entitled to reimbursement for all reasonable expenses incurred by it in the performance of its duties hereunder including, without limitation, any expenses incurred in the consultation or employment of any agent pursuant to Section 2.3(l). Any such compensation or expenses and any income or other taxes which may be levied against the Trust Fund shall be paid out of the Trust Fund, unless paid directly by the Employer.


                          ARTICLE VII
              RESIGNATION AND REMOVAL OF TRUSTEE

Section 7.1. The Trustee may resign at any time by written notice to the Employer which shall be effective 30 days after delivery to the Employer of such notice, provided that a successor Trustee shall have been appointed by the Employer; provided, however, that such notice may be waived by the Employer.

Section 7.2. The Trustee may be removed by the Employer at any time upon 60 days' prior written notice to the Trustee, provided that a successor Trustee shall have been appointed by the Employer; provided, however, that such notice may be waived by the Trustee.

Section 7.3. The appointment of a successor Trustee hereunder shall be accomplished by and shall take effect upon the delivery to the resigning or removed Trustee, as the case may be, of written notice from the Employer appointing such successor Trustee, and an acceptance in writing of the successor Trustee. Any successor Trustee may be either a corporation authorized and empowered to exercise trust powers or one or more individuals. All of the provisions set forth herein with respect to the
      Trustee shall relate to each successor Trustee so appointed with the same force and effect as if such successor Trustee had been originally named herein as the Trustee hereunder. If a successor Trustee shall not have been appointed within 30 days after delivery to the Employer of notice of the Trustee's resignation pursuant to Section 7.1, the resigning Trustee may apply to a court of competent jurisdiction for the appointment of a successor Trustee.

Section 7.4. Upon the appointment of a successor Trustee, the resigning or removed Trustee shall transfer and deliver the Trust Fund to such successor Trustee, after reserving such reasonable amounts as it shall deem necessary to provide for its reasonable expenses in the settlement of its account, the amount of any compensation due to it and any sums chargeable against the Trust Fund for which it may be liable. If the sums so reserved are not sufficient for such purposes, the resigning or removed Trustee shall be entitled to reimbursement for any deficiency from the successor Trustee and the Employer, who shall be jointly and severally liable therefor.

Section 7.5. At the time the Trust Fund shall have been transferred and delivered to a successor trustee and the accounts of the Trustee have been approved pursuant to Section 3.3 herein, the Trustee shall be released and discharged from all further accountability or liability for the Trust Fund and shall not be responsible in any way for the further disposition of the Trust Fund or any part thereof


ARTICLE VIII
AMENDMENT AND TERMINATION OF THE TRUST AND PLAN

Section 8.1. The Employer may terminate this Agreement at any time upon 60 days' prior written notice delivered to the Trustee; provided that such termination by the Employer is subject to the condition that a new trustee assumes the responsibilities and functions of the Trustee as set forth herein; and provided, further, that the trusteeship shall, if terminated by the Employer, continue thereafter for such period as may be necessary for the complete divestiture to a newly appointed trustee of all assets held in the Trust Fund.

Section 8.2. If the Plan is terminated in whole or in part, or if the Employer permanently discontinues its contributions to the Plan, the Trustee shall distribute the Fund or any part thereof in accordance with the Committee's Directions. Upon the Employer's termination of the Plan in whole or in part or the revocation or termination of this Trust Agreement, the Trustee shall have the right to have its accounts approved. When the Trust Fund shall have
      been so applied or distributed, and the accounts of the
Trustee shall have been approved pursuant to Section 3.3 herein, the Trustee shall not be responsible in any way for the further disposition of the Trust Fund (or that part thereof so applied or distributed, if the Plan is terminated only in part). The Trustee shall have the right to withhold distribution or application of any part of the Trust Fund unless and until written approval of any such termination has been granted by the Internal Revenue Service and, if the Plan is subject to the jurisdiction of the Pension Benefit Guaranty Corporation (the "PBGC"),(a) the period of time set forth in Section 4041(b)(2)(C) of ERlSA has elapsed and the PBGC has not issued any notice of noncompliance or (b) the PBGC has notified the Plan Administrator that the requirements or a distress termination have been met pursuant to Section 4041(c)(3)(A) of ERlSA. Assets of the Trust Fund shall not be returned to the Employer unless and until the Employer has delivered to the Trustee
(a) a certification of an enrolled actuary stating that there is an amount remaining in the Trust Fund that is not required for the payment of the benefits provided under the Plan for participants or their beneficiaries and (b) an opinion of counsel satisfactory to the Trustee, stating that such return of assets is permitted under the terms of the Plan and applicable law.

Section 8.3. This Trust Agreement may be amended or modified by a written agreement signed by the parties hereto or by the Trustee upon 60 days' prior written notice to the Employer.


                           ARTICLE XI
                    MISCELLANEOUS PROVISIONS

Section 9.1. This Trust Agreement shall be adopted by execution of the Adoption Agreement.

Section 9.2. In the event that any provision of this Trust Agreement is deemed or held to be unlawful or invalid for any reason, such event shall not adversely affect any other provision contained herein unless such illegality shall make impossible or impracticable the functioning of this Trust Agreement, and in such case, the appropriate parties shall immediately amend this Trust Agreement.

Section 9.3. The titles and headings of the Sections in this instrument are placed herein for convenience of reference only. In the event of any conflict, the text of this instrument, rather than such titles or headings, shall control the interpretation of any of the terms and provisions contained herein.

      Section 9.4.  Except as otherwise specifically provided herein, all notices or other communications required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or sent by U.S. first class mail, postage prepaid, addressed to their last respective address of record.

Section 9.5. The construction, validity and administration of this Trust Agreement shall be governed by the laws of the state where the Trustee has its principal place of business, except to the extent that such laws are preempted by ERISA.

                           SCHEDULE A
                      GENOVESE DRUGS, INC.
                   RETIREMENT AND SAVINGS PLAN
                       EMPLOYER STOCK FUND
                   ACCOUNTING METHODOLOGY AND
                   PURCHASE AND SALE PROCEDURES



ACCOUNTING METHODOLOGY

For informational purposes, the following is a description of the accounting methodology employed in valuing Participants' Employer
Stock fund balances under the Plan.

The Plan's Employer Stock fund will be valued in shares. Under this method each Participant's interest in the Employer Stock fund will be maintained in shares and cash in lieu of fractional shares.
All dollars coming into the fund i.e., contributions, dividends
(if applicable) and transfers from other investment options will purchase shares based upon average purchase price.

Contributions made to the Employer Stock fund will be invested in such money market fund as may be designated by the Committee pending the purchase of Employer Stock. Earnings derived from such Employer Stock money market holding account will be allocated based upon the ratio of contributions made on behalf of each Participant to the total of all contributions made on behalf of all Participants.

The value of each Participant's Employer Stock account is determined by multiplying the shares held by the bid price at the close of the last business day of the calendar quarter.

Dividends and stock splits (when applicable) will be allocated to all Plan Participants of record based on Employer Stock fund
Participant account balances prior to or coincident with the record date. Dividends will be reinvested in shares of Employer Stock.

The Committee will establish at least annually an approximate dollar reserve to be held as cash in the Employer Stock fund to cover routine exchanges out of or other dispositions of interests in the Employer Stock Fund.

The actual price at which transactions were executed shall be the price used to determine Participant account balances in the Employer Stock fund for Plan distributions and interfund transfers.

STOCK PURCHASES AND SALES

Subsequent Contributions and Exchanges

In the case of new contributions to he invested in Employer Stock, such Employer Stock shall be purchased on the open market on the Friday immediately following the date on which the Trustee is in receipt of: (i) good funds to effect such purchase, and
(ii) all information and documentation, including proper Committee Directions, to accurately effect such purchase.
The Trustee shall be deemed to be in receipt of good funds in the case of contributions made by corporate check upon check clearance.

In the case of exchanges out of or into the Employer Stock fund, such transactions shall, on the Wednesday immediately following the date on which the Trustee is in receipt of all information and documentation, including proper Committee Directions, to accurately effect such transactions, first be netted against each other and, to the extent necessary after such netting, the Trustee shall then purchase Employer Stock on the open market or sell Employer Stock on the open market or to the Employer.

Sales of Employer Stock to the Employer shall be made at a price equal to the closing price for the Employer Stock on the American
Stock Exchange for ten (10) consecutive trading days immediately preceding the date on which the sale is made.

In Witness whereof, the Employer and the Trustee executed this Schedule A this 11 day of November, 1992.



                                        GENOVESE DRUGS, INC.
Attest                                  Name of Employer


 /S/ Donald W. Gross               By:   /S/ Robert McCarthy
Secretary (Corporation)                 Signature


                                        The Dreyfus Trust Company
                                        Name of Trustee


                                   By:   /S/ Martin Lebowitz
                                        Signature



                                        Martin Lebowitz, VP
                                        Name and Title